Exhibit 99.1
FOR RELEASE AT 3:00 PM CDT

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL 2020 FIRST QUARTER
OPERATING RESULTS INCLUDING NON-CASH
COMPENSATION EXPENSE CHARGE

Milwaukee, Wisconsin – October 24, 2019 -- STRATTEC SECURITY CORPORATION (“STRATTEC” or the “Company”) (NASDAQ:STRT) today reported operating results for the fiscal first quarter ended September 29, 2019.

First Quarter Highlights

•
Net sales for the current year first quarter were $120.0 million, representing a 2.4% increase from net sales of $117.2 million in the prior year first quarter.  The impact of the General Motors UAW strike reduced the current quarter sales by an estimated $3.0 million.

•	GAAP net income and diluted earnings per share were $1,244,000 and $0.33 respectively, compared to GAAP net income of $3.5 million and $0.93 earnings per share in the comparable prior year period.

•
Excluding the impact of the non-cash compensation expense charge of $2.2 million incurred during the current year quarter, which is described below, adjusted first quarter net income was $2.9 million and $0.79 diluted earnings per share compared to $3.5 million and $0.93 diluted earnings per share in the prior year first quarter.  Prior first quarter results adjusted to exclude a one-time favorable tax adjustment that increased the prior year quarter diluted earnings per share by $0.10 would have resulted in adjusted diluted earnings per share of $0.83.

•
Non-cash compensation charges are related to the future transfer of the excess plan assets remaining in the STRATTEC pension plan, which was terminated during our fiscal year ending June 30, 2019.  The excess plan assets will be transferred to the STRATTEC defined contribution plan in December 2019.  STRATTEC will also incur a similar non-cash compensation charge in the second quarter ending December 29, 2019, which should be the last remaining such compensation charge arising in connection with completing the full termination of the STRATTEC pension plan.

•
The GAAP based non-adjusted decrease in Gross Profit margin in the current year quarter compared to the prior year quarter was attributed to a $1,366,000 non-cash compensation expense charge incurred during the current year quarter.  The GAAP based non-adjusted increase in Selling, Engineering and Administrative expenses in the current year quarter compared to the prior year quarter was primarily attributed to an $862,000 non-cash compensation charge incurred during the current year quarter.

•	During the current year quarter borrowings on our credit facilities were reduced by $6 million to $36 million.

For further information, see the Non-GAAP to GAAP reconciliation tables, along with the explanatory note following the table, included in this release.

STRATTEC SECURITY CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES TO GAAP PERFORMANCE MEASURES
(in thousands, except earnings per share data)

	Three Months Ended
	September 29, 2019	September 30, 2018

Gross profit (GAAP measure)	$15,886	$15,183
Compensation charge, pre-tax	1,366	-
Adjusted gross profit (Non-GAAP measure)	$17,252	$15,183

Engineering, selling & administrative expenses (GAAP measure)	$12,954	$11,031
Compensation charge, pre-tax	862	-
Adjusted engineering, selling & administrative expenses (Non-GAAP measure)	$12,092	$11,031

Operating income (GAAP measure)	$2,932	$4,152
Compensation charge, pre-tax	2,228	-
Adjusted operating income (Non-GAAP measure)	$5,160	$4,152

Net income (GAAP measure)	$1,244	$3,467
Compensation charge, net of tax	1,704	-
Favorable tax adjustment related to “Tax Reform 2017”	-	(372)
Adjusted net income (Non-GAAP measure)	$2,948	$3,095

Diluted earnings per share (GAAP measure)	$0.33	$0.93
Compensation charge, net of tax	0.46	-
Favorable tax adjustment related to “Tax Reform 2017”	-	(0.10)
Adjusted diluted earnings per share (Non-GAAP measure)	$0.79	$0.83

Frank Krejci, President and CEO commented:  “I am pleased to report that we are making significant progress in our current capital allocation strategy to strengthen our balance sheet by paying down debt.  Our very strong Net Cash Provided by Operating Activities this quarter of $15 million was used to reduce debt by $6 million, which followed $9 million of debt reduction in fiscal 2019.  That is a 29% debt reduction in the last 15 months.

While the non-cash compensation expense charges and UAW/General Motors strike are having a negative impact in this quarter and the upcoming quarter, we are pleased with our improving manufacturing efficiencies, particularly in the ramping up of our Leon, Mexico facility.”

First Quarter

Net sales for the first quarter ended September 29, 2019 were $120.0 million, compared to net sales of $117.2 million for the first quarter ended September 30, 2018.  Net income was $1,244,000 (adjusted net income of $2.9 million) in the current year quarter, compared to net income of $3.5 million in the prior year quarter.  Diluted earnings per share for the first quarter were $0.33 ($0.79 adjusted diluted earnings per share) compared to diluted earnings per share of $0.93 ($0.83 adjusted diluted earnings per share) in the prior year quarter.

The lower tax provision in the prior year quarter as compared to the current year quarter was attributed to a favorable tax adjustment in the prior year period due to the impact of the new Federal tax law change generally referred to as the “Tax Cuts and Jobs Act of 2017”, which reduced the income tax provision by $372,000 and increased diluted earnings per share by $0.10 in the prior year quarter in comparison to the current year quarter.

Net sales to each of our customers in the current year quarter and prior year quarter were as follows (in thousands):

	Three Months Ended
	September 29, 2019	September 30, 2018

Fiat Chrysler Automobiles	$25,482	$30,297
General Motors Company	33,838	25,287
Ford Motor Company	15,812	15,523
Tier 1 Customers	17,747	17,816
Commercial and Other OEM Customers	21,346	20,928
Hyundai / Kia	5,737	7,308
TOTAL	$119,962	$117,159

Sales to Fiat Chrysler Automobiles (FCA) in the current year quarter decreased over the same period in the prior year quarter due primarily to lower vehicle production volumes on the FCA minivans for which we supply multiple components.  The increase in sales to General Motors Company in the current year quarter compared to the prior year quarter related primarily to higher production volumes and content on products we supply to their business.  As reported in the first quarter highlights section, the impact of the General Motors UAW strike impacted net sales by an estimated $3.0 million in the current year quarter.  Sales to the Ford Motor Company and Tier 1 Customers were flat in the current year quarter compared to the prior year quarter.  Sales to Commercial and Other OEM Customers during the current year quarter increased slightly in comparison to the prior year quarter mainly due to higher sales volumes related to our Aftermarket business.  These customers, along with the Tier 1 Customers, primarily represent purchasers of vehicle access control products, such as latches, fobs, driver controls and door handles that we have developed in recent years to complement our historic core business of locks and keys.  The decreased sales to Hyundai / Kia in the current year quarter were principally due to lower levels of production on the Kia Sedona minivan for which we supply components.

Adjusted Gross Profit margins improved to 14.3% in the current year quarter compared to 13.0% in the prior year quarter primarily due to improvements in operations at our paint and assembly facility in Leon, Mexico which was partially offset by the Mexican minimum wage increase that took effect in the beginning of the calendar year.

Adjusted Engineering, Selling and Administrative expenses as a percent of net sales in the current year quarter were 10.1% compared to 9.4% in the prior year quarter. The increase in overall operating expense spending in the current year quarter was primarily due to new product development costs.  During the current year quarter, we utilized third party vendors for a portion of our development work, which resulted in higher operating expenses as compared to the prior year quarter.

Included in Other Income (Expense), Net in the current year quarter compared to the prior year quarter were the following items (in thousands of dollars):

	September 29, 2019	September 30, 2018

Equity Earnings of VAST LLC Joint Venture	$487	$915
Equity Earnings (Loss) of STRATTEC Advanced Logic, LLC	(3)	(6)
Net Foreign Currency Transaction Gain (Loss)	20	(31)
Other	(117)	(214)
	$387	$664

The reduction in equity earnings of VAST LLC in the current year quarter primarily related to higher development costs for new programs and the costs incurred by VAST LLC in connection with breaking ground for the new plant in Jingzhou, China, which we believe will give VAST added capacity, efficiencies and a broader geographic footprint in the China market going forward.  Both of these events resulted in lower profitability in our VAST China operation during the current year quarter as compared to the same period in the prior year.  VAST LLC, (including VAST China) is a crucial part of our global strategy and we anticipate that it will contribute to our overall long term market and financial strength as it continues to grow.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically “adjusted net income,” “adjusted gross profit,” “adjusted engineering, selling & administrative expenses,” “adjusted operating income” and “adjusted diluted earnings per share.”  “Adjusted net income” is defined as net (loss) income attributable to STRATTEC SECURITY CORPORATION shareholders excluding the compensation expense charges, net of tax (i.e., on an after tax basis), and excluding a favorable tax adjustment relating to “Tax Reform 2017”.  “Adjusted diluted earnings per share” is defined as “Adjusted net income” divided by average diluted shares of common stock outstanding during the applicable period.  “Adjusted gross profit” is defined as gross profit excluding the compensation expense charges, all on a pre-tax basis. “Adjusted engineering, selling & administrative expenses” is defined as engineering, selling & administrative expenses excluding the compensation expense charges, all on a pre-tax basis.  “Adjusted operating income” is defined as operating income excluding the compensation expense charges, all on a pre-tax basis. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating STRATTEC’s performance and are important measures by which STRATTEC’s management is able to assess the profitability and liquidity of STRATTEC’s business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss) as a measure of operating performance. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market each company’s products to global customers under the “VAST Automotive Group” brand name.  STRATTEC’s history in the automotive business spans over 110 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customers’ product recall policies, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reaction to same from foreign countries and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	First Quarter Ended

	September 29, 2019	September 30, 2018

Net Sales	$119,962	$117,159
Cost of Goods Sold	104,076	101,976
Gross Profit	15,886	15,183

Engineering, Selling & Administrative Expenses	12,954	11,031
Income from Operations	2,932	4,152

Interest Expense	(340)	(407)
Other Income, Net	387	664
Income before Provision for Income Taxes and Non-Controlling Interest	2,979	4,409

Provision (Benefit) for Income Taxes	299	(20)

Net Income	2,680	4,429
Net Income Attributable to Non-Controlling Interest	(1,436)	(962)

Net Income Attributable to STRATTEC SECURITY CORP.	$1,244	$3,467
Earnings Per Share:
Basic	$0.34	$0.95
Diluted	$0.33	$0.93
Average Basic
Shares Outstanding	3,710	3,652

Average Diluted
Shares Outstanding	3,728	3,711

Other
Capital Expenditures	$4,298	$3,969
Depreciation	$4,733	$4,047

STRATTEC SECURITY CORPORATION
Condensed Balance Sheet Data
(In Thousands)

	September 29, 2019	June 30, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,241	$7,809
Receivables, net	78,932	84,230
Inventories, net	51,500	47,262
Other current assets	14,024	17,331
Total Current Assets	155,697	156,632
Investment in Joint Ventures	23,216	23,528
Other Long Term Assets	18,908	14,456
Property, Plant and Equipment, Net	115,978	118,120
	$313,799	$312,736
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$43,996	$41,889
Other	38,187	37,374
Total Current Liabilities	82,183	79,263
Accrued Pension and Post Retirement Obligations	2,429	2,425
Borrowings Under Credit Facility	36,000	42,000
Other Long-term Liabilities	4,916	1,232
Shareholders’ Equity	319,041	317,681
Accumulated Other Comprehensive Loss	(19,691)	(18,568)
Less: Treasury Stock	(135,711)	(135,725)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	163,639	163,388
Non-Controlling Interest	24,632	24,428
Total Shareholders’ Equity	188,271	187,816
	$313,799	$312,736

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	First Quarter Ended

	September 29, 2019	September 30, 2018

Cash Flows from Operating Activities:
Net Income	$2,680	$4,429
Adjustment to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	4,733	4,047
Equity Earnings in Joint Ventures	(484)	(909)
Foreign Currency Transaction Loss	85	428
Unrealized Gain on Peso Forward Contracts	-	(225)
Stock Based Compensation Expense	413	385
Non-cash Compensation Expense	2,228	-
Deferred Income Taxes	(524)	(372)
Change in Operating Assets/Liabilities	5,638	14
Other, net	239	-

Net Cash Provided by Operating Activities	15,008	7,797

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(4,298)	(3,969)
Proceeds Received on Sale of Property, Plant and Equipment	15	-
Net Cash Used in Investing Activities	(4,283)	(3,969)

Cash Flow from Financing Activities:
Borrowings on Credit Facility	-	2,000
Repayment of Borrowings under Credit Facility	(6,000)	(2,000)
Dividends Paid to Non-Controlling Interest of Subsidiaries	(980)	(784)
Dividends Paid	(522)	(514)
Exercise of Stock Options and Employee Stock Purchases	239	23

Net Cash Used In Financing Activities	(7,263)	(1,275)

Foreign Currency Impact on Cash	(30)	(298)

Net Increase in Cash & Cash Equivalents	3,432	2,255

Cash and Cash Equivalents:
Beginning of Period	7,809	8,090
End of Period	$11,241	$10,345